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                                                                      Exhibit 21

                       SUBSIDIARIES OF ENESCO GROUP, INC.


                                              Jurisdiction
Name                                          of Organization
----                                          ---------------
Enesco Limited                                England

Enesco France, S.A.                           France

Enesco International Ltd.                     Delaware

Enesco International (H.K.) Limited           Hong Kong

N.C. Cameron & Sons Limited                   Ontario, Canada

Enesco Holdings Limited                       England

Gregg Manufacturing, Inc.                     California

Except for Gregg Manufacturing, Inc. all of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 2002. and 2003.